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                                                                    Exhibit 99.2



                                                      UNAUDITED
INCOME STATEMENT:
                                          Fiscal 2002          Fiscal 2001
                                        ---------------      ---------------


 SALES-MDSE                                   $ 105,943            $ 126,710
LEASED DEPT SALES                                 4,296                6,707
                                        ---------------      ---------------

TOTAL SALES                                     110,239              133,417


GROSS MARGIN--MDSE                               44,540               50,396
                                                  42.0%                39.8%
NET ALTS                                             18                   48
LEASED DEPT INCOME                                1,103                1,196
                                        ---------------      ---------------


GROSS PROFIT--COMPANY                            45,662               51,640
           % to Total Sales                        41.4%                38.7%

OPERATING EXPENSES                               46,951               53,304
                                        ---------------      ---------------

           % to Total Sales                        42.6%               40.0%

EBITDA                                           (1,289)              (1,664)
DEPREC & AMORT                                    8,145                5,547
TOTAL EXPENSES                                   55,096               58,851
EBIT                                             (9,434)              (7,212)
                                        ---------------      ---------------

           % to Total Sales                        50.0%                44.1%
INTEREST EXPENSE                                  1,352                1,605
                                        ---------------      ---------------


PRETAX INCOME                                   (10,786)              (8,817)
                                        ---------------      ---------------


STORE CLOSING PROVISION                           2,826                1,546
FEDERAL  AND STATE TAXES                             38                    -
                                        ---------------      ---------------

 NET INCOME                                   $ (13,650)           $ (10,362)
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